As filed with the Securities and Exchange Commission on May 19, 2009
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CORRECTIONS CORPORATION OF AMERICA
and Additional Subsidiary Guarantor Registrants
(See Table of Additional Registrants Below)
(Exact name of Registrant as specified in its charter)

Maryland	62-1763875
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Burton Hills Boulevard
Nashville, Tennessee 37215
(615) 263-3000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

John D. Ferguson
Chief Executive Officer
Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, Tennessee 37215
(615) 263-3000
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:

F. Mitchell Walker, Jr., Esq.
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
(615) 742-6200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box:  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered(1)(2)	Price per Unit(1)	Offering Price(1)(2)	Fee(3)
Debt Securities
Guarantees of Debt Securities(4)

(1)	Omitted pursuant to General Instruction II.E of Form S-3.

(2)	The Registrant is hereby registering an indeterminate principal amount and number of each identified class of securities, which may be offered from time to time in unspecified numbers at unspecified prices.

(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.

(4)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable with regard to the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its	State or Other Jurisdiction of	I.R.S. Employer
Charter or Organizational Document*	Incorporation or Organization	Identification Number

CCA Health Services, LLC	Tennessee	90-0432377
CCA International, Inc.	Delaware	62-1310460
CCA of Tennessee, LLC	Tennessee	62-1806755
CCA Properties of America, LLC	Tennessee	43-1988721
CCA Properties of Arizona, LLC	Tennessee	43-1988725
CCA Properties of Tennessee, LLC	Tennessee	43-1988730
CCA Western Properties, Inc.	Delaware	20-2155016
Prison Realty Management, Inc.	Tennessee	62-1696286
Technical and Business Institute of America, Inc.	Tennessee	38-2999108
TransCor America, LLC	Tennessee	62-1806099

*	Addresses and telephone numbers of principal executive offices are the same as that of Corrections Corporation of America, except for TransCor America, LLC, which principal executive offices address is 646 Melrose Avenue, Nashville, Tennessee 37211 and telephone number is (615) 251-7008.

PROSPECTUS

Debt Securities
Guarantees of Debt Securities

We may offer and sell from time to time debt securities and guarantees of debt securities. This prospectus provides you with a general description of the securities we may offer.

We will provide specific terms of securities we offer, and the manner in which they are being offered, in supplements to this prospectus. Our securities cannot be sold unless this prospectus is accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

We will sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from any sale of securities will also be set forth in the applicable prospectus supplement.

Our principal executive offices are located at 10 Burton Hills Boulevard, Nashville, Tennessee 37215. Our telephone number is (615) 263-3000.

Investing in our securities involves certain risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements and in other information filed by us with the Securities and Exchange Commission. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2009.

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate only as of the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration, we may sell the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities being sold. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

When we refer to “we,” “our” and “us” in this prospectus, we mean Corrections Corporation of America, including, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries. When we refer to “you” or “yours,” we mean the purchasers of the applicable securities.

FORWARD-LOOKING STATEMENTS

This prospectus contains statements that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this prospectus, including statements regarding our future financial position, business strategy, budgets, projected costs, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “projects,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements are based on our current plans and actual future activities, and our results of operations may be materially different from those set forth in the forward-looking statements. In particular these include, among other things, statements relating to:

•	general economic and market conditions, including the impact governmental budgets can have on our per diem rates and occupancy;

•	fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in costs of operations, fluctuations in interest rates and risks of operations;

•	changes in the privatization of the corrections and detention industry and the public acceptance of our services;

•	our ability to obtain and maintain correctional facility management contracts, including as the result of sufficient governmental appropriations, inmate disturbances, and the timing of the opening of new facilities and the commencement of new management contracts as well as our ability to utilize current available beds and new capacity as development and expansion projects are completed;

•	increases in costs to develop or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions, and material shortages, resulting in increased construction costs;

•	changes in government policy and in legislation and regulation of the corrections and detention industry that adversely affect our business including, but not limited to, judicial challenges regarding the transfer of California inmates to out-of-state private correctional facilities;

•	the availability of debt and equity financing on terms that are favorable to us; and

•	other factors detailed in the section entitled “Risk Factors” incorporated by reference to our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q or any current reports on Form 8-K we file after the date of this prospectus.

All forward-looking statements in this prospectus should be considered in the context of these risk factors. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, users of this prospectus are cautioned not to place undue reliance on the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file current, quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room. Our SEC filings also are available to the public at the Internet website maintained by the SEC at www.sec.gov and from commercial document retrieval services.

We also make available free of charge through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, our definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after we electronically file such reports or amendments with, or furnish them to, the SEC. Our Internet website address is www.correctionscorp.com. The information located on, or hyperlinked or otherwise connected to, our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings that we make with the SEC. You may also inspect the information that we file with the New York Stock Exchange (the “NYSE”), at the offices of the NYSE located at 20 Broad Street, New York, New York 10005.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This means that we can disclose important business and financial information to you by referring you to information and documents that we have filed with the SEC. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after this prospectus will automatically update and supersede the corresponding information contained in this prospectus or in documents filed earlier with the SEC.

We are incorporating by reference the following documents that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2009; and

•	Our Current Reports on Form 8-K, filed with the SEC on February 23, 2009 and May 14, 2009.

We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after this prospectus. Notwithstanding the foregoing, information that we furnish under Items 2.02 and 7.01 of any current report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus, the registration statement of which this prospectus is a part, or any prospectus supplement.

Each document referred to above is available over the Internet on the SEC’s website at www.sec.gov and on our website at www.correctionscorp.com. We will also furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to:

Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, Tennessee 37215
(615) 263-3000
Attention: Investor Relations

THE COMPANY

We are the nation’s largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States behind only the federal government and three states. We specialize in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, our facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to help reduce recidivism and to prepare inmates for their successful reentry into society upon their release. We also provide health care (including medical, dental, and psychiatric services), food services, and work and recreational programs. Our customers consist of federal, state, and local correctional and detention authorities.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q or any current reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled “Forward-Looking Statements.”

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including repaying, redeeming or repurchasing outstanding debt and for working capital, capital expenditures, stock repurchases and acquisitions. We may invest funds not required immediately for such purposes in short-term, interest-bearing and other investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated. For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges, excluding capitalized interest, and fixed charges consist of interest, whether expensed or capitalized, and amortization of loan costs.

											Three Months
	Years Ended December 31,										Ended March 31,
	2004		2005		2006		2007		2008		2009

Ratio of Earnings to Fixed Charges	2.1	x	1.9	x	3.2	x	3.8	x	4.0	x	4.0x

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

This section describes the general terms and provisions of debt securities to be issued by us and guarantees of debt securities to be issued by our subsidiaries, as applicable. When we refer to “we,” “our” and “us” in this section, we mean Corrections Corporation of America, as the applicable issuer, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Unless otherwise specified in a supplement to this prospectus, the debt securities and the guarantees will be the direct, unsecured obligations of the issuer thereof and will rank equally with all of the issuer’s other unsecured and unsubordinated indebtedness. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. The obligations of each guarantor, if any, under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities and guarantees will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities or guarantees.

The debt securities will be issued under an indenture dated as of January 23, 2006, as supplemented, between us, certain of our subsidiaries and U.S. Bank National Association, as trustee. The indenture, as supplemented, is referred to in this prospectus as the “indenture.” The indenture describes the terms of the debt securities and does not limit the amount of debt securities we may issue under the indenture. We have summarized the general features of the debt securities to be governed by the indenture below. The summary is not complete and does not contain all information that may be important to you. The indenture, as supplemented, has been incorporated by reference as an exhibit to the registration statement that we have filed with the SEC, of which this prospectus forms a part. We encourage you to read the indenture and any supplemental indentures thereto or officers’ certificates related thereto that we file with the SEC.

General

The terms of each series of debt securities will be established by our board of directors or a committee thereof and set forth or determined in the manner provided in a board resolution, an officers’ certificate or by a supplemental indenture. We will set forth in a prospectus supplement the aggregate principal amount of any series of debt securities being offered and the terms of such debt securities, including, but not limited to, the following:

•	the title of the debt securities;

•	the price or prices at which the debt securities will be offered;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates or the method by which such date or dates will be determined on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates at which the debt securities will bear interest, the date or dates from which such interest will accrue, the date or dates on which such interest will commence and be payable and any regular record date for the interest payable on any interest payment date and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•	the place or places where the principal of and interest on, the debt securities will be payable, or the method of such payment, if by wire transfer, mail or other means;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities and the terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the forms of the debt securities and whether the debt securities will be issuable as global securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	if other than U.S. dollars, the currency of denomination of the debt securities;

•	if other than U.S. dollars, the designation of the currency, currencies or currency units in which payment of principal and interest on the debt securities will be made;

•	if payments of principal or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any provisions relating to any guarantees of the debt securities;

•	any addition to or change in the events of default described below under the heading “Events of Default” with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

•	any addition to or change in the covenants set forth in the indenture with respect to the debt securities;

•	any trustees, depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the date of any temporary global security representing the debt securities;

•	the applicability of provisions relating to the defeasance of the debt securities set forth in the indenture and any provisions in modification of, in addition to or in lieu of any such provisions;

•	if the debt securities are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•	if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for such debt securities to be authenticated and delivered;

•	whether and under what circumstances we will pay additional amounts on the debt securities to any holder who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	the obligation, if any, of the Company to permit the debt securities to be converted into or exchanged for common stock of the Company or other securities or property of the Company and the terms and conditions upon which such conversion or exchange will be effected (including, without limitation, the initial conversion or exchange price or rate, the conversion or exchange period, any adjustment of the applicable conversion or exchange price or rate and any requirements relative to the reservation of such shares for purposes of conversion or exchange);

•	if convertible or exchangeable, any applicable limitations on the ownership or transferability of the debt securities or property into which such debt securities are convertible or exchangeable;

•	the applicability of the guarantee provisions set forth in the indenture to the debt securities and any provisions in modification, in addition to or in lieu of any such provisions; and

•	any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series.

Ranking Senior Debt Securities

Our senior debt securities will rank equally with all our other unsecured and unsubordinated indebtedness.

Subordination

Any subordination provisions for a series of subordinated debt securities will be set forth in the applicable prospectus supplement and in the subordinated debt securities themselves or a resolution of our board of directors, a supplemental indenture or an officers’ certificate.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger or Sale of Assets

We may not consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”), and may not permit any person to merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us unless:

•	the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default (including any event that with the passage of time or the giving of notice or both would be an event of default) shall have occurred and be continuing under the indenture; and

•	certain other conditions are met.

Events of Default

An “event of default” means with respect to any series of debt securities, any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due, and continuance of that default for a period of 30 days;

(2) default in the payment of principal of, or premium, if any, on any debt security of that series when due;

(3) default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive notice from the trustee or from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

(4) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our subsidiaries (or the payment of which is guaranteed by us or any of our subsidiaries) pursuant to which the principal amount of such indebtedness aggregates $25.0 million or more and (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the applicable grace period or (b) results in the acceleration of such indebtedness prior to its express maturity;

(5) certain events of bankruptcy, insolvency, reorganization or similar proceedings of us or our significant subsidiaries, as applicable; and

(6) any other event of default with respect to debt securities of that series described in a board resolution, supplemental indenture or an officers’ certificate in accordance with the terms of the indenture.

If an event of default (other than an event of default specified in clause (5) with respect to us) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any.

If an event of default under the indenture specified in clause (5) occurs and is continuing, then all outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due and payable immediately without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind the accelerated payment requirement if all existing events of default, except for nonpayment of the principal, interest or premium on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal, interest or premium, if any, on any outstanding debt security of such series.

Holders of at least 25% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have notified the trustee of a continuing event of default in writing and made a written request, and offered indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an event of default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an event of default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee satisfactory security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Modification and Waiver

The indenture may be amended or supplemented without the consent of any holder of debt securities in order to:

•	evidence the succession of another person to us or any guarantor and the assumption by any such successor of all applicable covenants, provided such succession is otherwise in compliance with the indenture and applicable law;

•	add covenants for the benefit of the holders of debt securities of any series or surrender any right or power conferred upon us or any guarantor;

•	add additional events of default with respect to the debt securities of any series;

•	permit or facilitate the issuance of debt securities in uncertificated form or provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add to, change or eliminate provisions, provided that any such addition, change or elimination shall (i) neither (a) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision, nor (b) modify the rights of a holder of any debt security of any series with respect to such provision, or (ii) become effective only when there is no debt security outstanding;

•	secure the debt securities of a series;

•	establish the form or terms of debt securities of any series;

•	evidence the succession of another person to the trustee and to add or change provisions reasonable and necessary to provide for the administration of trusts created pursuant to the indenture by more than one trustee, provided such succession is otherwise in compliance with the indenture and applicable law;

•	cure any ambiguity, defect or inconsistency;

•	make changes to certain provisions of the indenture that do not materially adversely affect any holder of debt securities of any series;

•	provide for the assumption of our obligations by a successor that complies with the provisions of the indenture described above under “— Consolidation, Merger or Sale of Assets”;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series or that does not adversely affect the legal rights of any holder of debt securities of any series; or

•	comply with the requirements of the SEC to effect or maintain the qualification of the indenture under the Trust Indenture Act.

Other modifications and amendments to the indenture may be made with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any debt security or alter or waive any provisions with respect to the redemption of any debt security;

•	reduce the rate of or change the time for payment of interest (including default interest) on any debt security;

•	waive a default or event of default in the payment of the principal, interest or premium, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in currency other than that stated in the debt security;

•	make any change to the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payment of the principal, interest or premium, if any, on those debt securities;

•	waive a redemption payment with respect to any debt security or change any provisions of the indenture relating to the redemption of debt securities; or

•	make any change to the foregoing amendment and waiver provisions.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:

•	either:

•	all debt securities of any series issued that have been authenticated have been delivered to the trustee for cancellation; or

•	all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and

•	no default or event of default under the indenture are continuing on the date of any such deposit with the trustee and such deposit will not result in a default under the indenture or result in a breach or violation of, or constitute a default under, any other instrument to which we are a party or by which we are bound;

•	we have paid or caused to be paid all other sums then due and payable under the indenture;

•	we have delivered irrevocable instructions to the trustee to apply any deposit towards the payment of the debt securities at maturity or the redemption date, as the case may be; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the outstanding debt securities to receive principal, interest or any premium when due;

•	certain of our obligations with respect to the debt securities, including those concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events described above under “— Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•	we must irrevocably have deposited with the trustee for the benefit of the holders of the debt securities of such series:

•	cash in such currency, currencies or currency units in which such debt securities are specified as being payable;

•	U.S. government securities (or equivalent government securities in the case of debt securities denominated in other than U.S. dollars); or

•	a combination of cash and U.S. government securities (or equivalent government securities, as applicable),

in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay all of the principal, interest and any premium on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as applicable, and we must specify whether the debt securities of such series are being defeased to maturity or to a particular redemption date;

•	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the legal defeasance to be effected and will be subject to the same Federal income tax as would be the case if the legal defeasance did not occur;

•	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the covenant defeasance to be effected and will be subject to the same Federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•	no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) with respect to such debt securities to which we or any of our subsidiaries are a party or by which we or any of our subsidiaries are bound;

•	we have delivered to the trustee an officers’ certificate stating that such deposit was not made by us with the intent of preferring the holders of such debt securities over our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Paying Agent and Registrar

Unless otherwise appointed by us, the trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.

Forms of Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of the foregoing methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Bass, Berry & Sims PLC will rely upon Miles & Stockbridge P.C., Baltimore, Maryland, as to matters of Maryland law. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of Corrections Corporation of America and Subsidiaries as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 appearing in Corrections Corporation of America and Subsidiaries’ Current Report (Form 8-K) filed with the Securities and Exchange Commission on May 14, 2009 and the effectiveness of Corrections Corporation of America and Subsidiaries’ internal control over financial reporting as of December 31, 2008, appearing in Corrections Corporation of America and Subsidiaries’ Annual Report (Form 10-K) for the year ended December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of costs and expenses to be paid by us in connection with the distribution of the securities being registered by this registration statement:

SEC Registration Fee	$	*
Rating Agency Fees		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing Expenses		**
Trustee Fees and Expenses		**
Miscellaneous		**

Total	$	**

*	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Maryland Registrant

Article VI of the charter of Corrections Corporation of America (the “Company”) provides that, to the maximum extent that Maryland law in effect from time to time permits limitation of liability of directors or officers of corporations, no person who at any time was or is a director or officer of the Company shall be personally liable to the Company or its stockholders for money damages.

Maryland law provides in general that the charter provision limiting the liability of directors and officers may not limit their liability to the corporation or its stockholders (i) to the extent it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The Maryland General Corporation Law (the “MGCL”) generally permits a corporation to indemnify any director made a party to any proceeding by reason of service as a director unless it is established that: (i) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by the director in connection with the proceeding. If the proceeding is one by, or in the right of, the corporation, indemnification is not permitted with respect to any proceeding in which the director has been adjudged to be liable to the corporation. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the standard of conduct required for indemnification. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director did not meet the standard of conduct required for indemnification. If the proceeding is one charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, indemnification of the director is not permitted if the director was adjudged to be liable on the basis that personal benefit was improperly received.

Under the MGCL, unless limited by its charter, a corporation is required to indemnify a director for reasonable expenses incurred if the director has been successful, on the merits or otherwise, in defense of any proceeding to which the director is made a party by reason of service as a director, or in the defense of any claim, issue or matter in such a proceeding. The Company’s charter does not limit such indemnification. In addition, a corporation is required to indemnify a director in any such proceeding if a court of appropriate jurisdiction determines the director is entitled to indemnification.

Under the MGCL, unless the corporation’s charter provides otherwise, officers shall be indemnified to the extent directors are required to be indemnified under Maryland law and the corporation may indemnify officers, to the same extent that it may indemnify directors. The Company’s charter does not provide otherwise.

Under the Company’s bylaws, the Company shall indemnify a director or officer to the extent permitted by Maryland law as described herein.

Under the Company’s bylaws and consistent with Maryland law, the Company shall pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a director or officer, if such individual in writing affirms in good faith that he or she has satisfied the applicable standard of conduct necessary for indemnification and agrees to repay amounts paid to such individual if it is ultimately determined that such standard was not met.

According to the MGCL, indemnification provided or permitted by the MGCL may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, bylaws, any resolution of stockholders or directors, any agreement or otherwise.

The MGCL permits a Maryland corporation to indemnify its employees and agents to the same extent as its directors.

The Company maintains directors’ and officers’ liability insurance to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions set forth in such policies.

Tennessee Registrants

Prison Realty Management, Inc. and Technical Business Institute of America, Inc. (collectively, the “Tennessee Corporate Registrants”) are corporations incorporated under the laws of the state of Tennessee. The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

The charter of Prison Realty Management, Inc. provides that it shall indemnify its directors for breach of fiduciary duty as a director to the fullest extent permitted by the TBCA. The charter of Technical and Business Institute of Tennessee, Inc. provides that its directors shall not be liable for breach of fiduciary duty, subject to certain exceptions including a breach of the director’s duty of loyalty and actions not taken in good faith.

The bylaws of Prison Realty Management, Inc. provide that it may indemnify any person as authorized by the TBCA. The bylaws of Technical and Business Institute of Tennessee, Inc. provide that it shall indemnify its officers and directors to the fullest extent allowed by the TBCA. In addition, the bylaws of each Tennessee Corporate Registrant authorize the corporation to purchase and maintain insurance for any individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Company maintains policies insuring the officers and directors of the Tennessee Corporate Registrants for actions taken in such capacities, including liabilities under the Securities Act.

CCA Health Services, LLC, CCA of Tennessee, LLC, CCA Properties of America, LLC, CCA Properties of Arizona, LLC, CCA Properties of Tennessee, LLC and TransCor America, LLC (collectively, the “Tennessee Limited Liability Company Registrants”) are limited liability companies formed under the laws of the state of Tennessee. The Tennessee Limited Liability Company Act and the Tennessee Revised Limited Liability Company Act (collectively, the “Tennessee LLC Acts”) both provide that a limited liability company may indemnify officers and members of the limited liability company against liability if (1) the individual acted in good faith and (2) reasonably believed that such individual’s conduct in his or her official capacity was in the best interest of the limited liability company and in all other cases that such individual’s conduct was at least not opposed to the best interests of the limited liability company and (3) in a criminal proceeding, the individual had no reasonable cause to believe such individual’s conduct was unlawful. The Tennessee LLC Acts also generally provide that a limited liability company may not indemnify a responsible person in connection with a proceeding to which the responsible person was adjudged liable to the limited liability company or in connection with a proceeding whereby such responsible person is adjudged liable to the limited liability company for receiving an improper personal benefit. Additionally, limited liabilities companies are generally required to indemnify a responsible person who was wholly successful in the defense of a proceeding against that person as a responsible person for the limited liability company.

The Tennessee LLC Acts prohibit indemnification if a responsible person is adjudged liable for a breach of the duty of loyalty to the limited liability company or its members or for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law.

The Tennessee LLC Acts authorize a limited liability company to purchase and maintain insurance on behalf of any person who is or was a responsible person, officer, employee, independent contractor, or agent of the limited liability company, or who while a responsible person, officer, employee, independent contractor, or agent of the limited liability company, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the limited liability company would otherwise have the power to indemnify him under the Tennessee LLC Acts. The Company maintains policies insuring the officers of the Tennessee Limited Liability Company Registrants for actions taken in such capacities, including liabilities under the Securities Act.

The Articles of Organization and/or the Operating Agreements of the Tennessee Limited Liability Company Registrants generally provide that the Tennessee Limited Liability Company Registrants shall indemnify its members and all of its officers to the fullest extent of and in accordance with the Tennessee LLC Acts.

The bylaws of the Company also provide that to the maximum extent permitted by Maryland law the Company shall indemnify any director and officer of the Company who serves at the express request of the Company as an officer or director of another corporation or other enterprise, subject to the limitations set forth in the bylaws of the Company as previously described.

Delaware Registrants

CCA International, Inc. and CCA Western Properties, Inc. (collectively, the “Delaware Corporate Registrants”) are corporations incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”), among other things, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring the officers and directors of the Delaware Corporate Registrants against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

The Certificate of Incorporation of CCA International, Inc. eliminates the monetary liability of its directors for a breach of their fiduciary duty as directors; provided, however, that such provision does not eliminate the liability of a director (1) for a breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (3) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL); or (4) for transactions from which the director derived an improper personal benefit. The Certificate of Incorporation of CCA Western Properties, Inc. eliminates to the fullest extent permitted by applicable law the monetary liability of its directors for a breach of their fiduciary duty as directors.

The bylaws of each of the Delaware Corporate Registrants provide that the corporation will indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions to the fullest extent permitted or authorized by the DGCL. In addition, the bylaws of each Delaware Corporate Registrant authorize the corporation to purchase and maintain insurance for any individual who is or was a director or officer of the corporation, or who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Company maintains policies insuring the officers and directors of the Delaware Corporate Registrants for actions taken in such capacities, including liabilities under the Securities Act.

The bylaws of the Company also provide that to the maximum extent permitted by Maryland law the Company shall indemnify any director and officer of the Company who serves at the express request of the Company as an officer or director of another corporation, subject to the limitations set forth in the bylaws of the Company as previously described.

Item 16.	Exhibits.

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement.
3.1		Amended and Restated Charter of the Company (restated for SEC filing purposes only) (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (SEC File no. 001-16109), filed with the SEC on February 27, 2008).
3.2		Fourth Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (SEC File no. 001-16109), filed with the SEC on December 13, 2007).
3.3		Articles of Organization of CCA Health Services, LLC.
3.4		Operating Agreement of CCA Health Services, LLC.
3.5		Certificate of Incorporation of CCA International, Inc. (incorporated by reference to Exhibit 3.12 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).
3.6		Bylaws of CCA International, Inc. (incorporated by reference to Exhibit 3.13 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).
3.7		Articles of Organization of CCA of Tennessee, LLC (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the SEC on April 26, 2005).
3.8		Operating Agreement of CCA of Tennessee, LLC (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the SEC on April 26, 2005).
3.9		Articles of Organization of CCA Properties of America, LLC (incorporated by reference to Exhibit 3.14 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on December 30, 2002).
3.10		Operating Agreement of CCA Properties of America, LLC (incorporated by reference to Exhibit 3.15 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on December 30, 2002).
3.11		Articles of Organization of CCA Properties of Arizona, LLC (incorporated by reference to Exhibit 3.16 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on December 30, 2002).
3.12		Operating Agreement of CCA Properties of Arizona, LLC (incorporated by reference to Exhibit 3.17 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on December 30, 2002).
3.13		Articles of Organization of CCA Properties of Tennessee, LLC (incorporated by reference to Exhibit 3.18 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on December 30, 2002).
3.14		Operating Agreement of CCA Properties of Tennessee, LLC (incorporated by reference to Exhibit 3.19 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on December 30, 2002).
3.15		Certificate of Incorporation of CCA Western Properties, Inc. (incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the SEC on April 26, 2005).
3.16		Bylaws of CCA Western Properties, Inc. (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the SEC on April 26, 2005).
3.17		Charter of Prison Realty Management, Inc. (incorporated by reference to Exhibit 3.6 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).

Exhibit
No.		Description

3.18		Bylaws of Prison Realty Management, Inc. (incorporated by reference to Exhibit 3.7 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).
3.19		Charter of Technical and Business Institute of America, Inc., as amended (incorporated by reference to Exhibit 3.8 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).
3.20		Bylaws of Technical and Business Institute of America, Inc. (incorporated by reference to Exhibit 3.9 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).
3.21		Articles of Organization of TransCor America, LLC (incorporated by reference to Exhibit 3.10 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).
3.22		Operating Agreement of TransCor America, LLC (incorporated by reference to Exhibit 3.11 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).
4.1		Indenture, dated as of January 23, 2006, by and among the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File no. 001-16109), filed with the SEC on January 24, 2006).
4	.2*	Form of Note.
5.1		Opinion of Bass, Berry & Sims PLC.
12.1		Statement regarding Computation of Ratios.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
24.1		Powers of Attorney (contained on signature pages of this Registration Statement).
25.1		Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee.

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 19, 2009.

CORRECTIONS CORPORATION OF AMERICA

By:	/s/ John D. Ferguson
John D. Ferguson
Chief Executive Officer and
Chairman of the Board

SIGNATURE PAGE AND POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Todd J Mullenger (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer (Principal Executive Officer), Chairman of the Board of Directors and Director	May 19, 2009

/s/ Todd J Mullenger Todd J Mullenger	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 19, 2009

/s/ William F. Andrews William F. Andrews	Director	May 19, 2009

/s/ Donna M. Alvarado Donna M. Alvarado	Director	May 19, 2009

Signature	Title	Date

/s/ Lucius E. Burch, III Lucius E. Burch, III	Director	May 19, 2009

/s/ John D. Correnti John D. Correnti	Director	May 19, 2009

/s/ Dennis W. DeConcini Dennis W. DeConcini	Director	May 19, 2009

/s/ John R. Horne John R. Horne	Director	May 19, 2009

/s/ C. Michael Jacobi C. Michael Jacobi	Director	May 19, 2009

/s/ Thurgood Marshall, Jr. Thurgood Marshall, Jr.	Director	May 19, 2009

/s/ Charles L. Overby Charles L. Overby	Director	May 19, 2009

/s/ John R. Prann, Jr. John R. Prann, Jr.	Director	May 19, 2009

/s/ Joseph V. Russell Joseph V. Russell	Director	May 19, 2009

/s/ Henri L. Wedell Henri L. Wedell	Director	May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 19, 2009.

CCA OF TENNESSEE, LLC

By: Corrections Corporation of America,
its sole member

By:	/s/ John D. Ferguson
John D. Ferguson
Chief Executive Officer

SIGNATURE PAGE AND POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Todd J Mullenger (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Manager and Chief Executive Officer (Principal Executive Officer) and Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ Todd J Mullenger Todd J Mullenger	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 19, 2009

/s/ William F. Andrews William F. Andrews	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ Donna M. Alvarado Donna M. Alvarado	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

Signature	Title	Date

/s/ Lucius E. Burch, III Lucius E. Burch, III	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ John D. Correnti John D. Correnti	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ Dennis W. DeConcini Dennis W. DeConcini	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ John R. Horne John R. Horne	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ C. Michael Jacobi C. Michael Jacobi	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ Thurgood Marshall, Jr. Thurgood Marshall, Jr.	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ Charles L. Overby Charles L. Overby	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ John R. Prann, Jr. John R. Prann, Jr.	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ Joseph V. Russell Joseph V. Russell	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ Henri L. Wedell Henri L. Wedell	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 19, 2009.

CCA HEALTH SERVICES, LLC

By: CCA of Tennessee, LLC,
its sole member

By: Corrections Corporation of America,
its sole member

By:	/s/ John D. Ferguson
John D. Ferguson
Chief Executive Officer

SIGNATURE PAGE AND POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Todd J Mullenger (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Manager (Principal Executive Officer) and Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Todd J Mullenger Todd J Mullenger	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 19, 2009

Signature	Title	Date

/s/ William F. Andrews William F. Andrews	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Donna M. Alvarado Donna M. Alvarado	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Lucius E. Burch, III Lucius E. Burch, III	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ John D. Correnti John D. Correnti	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Dennis W. DeConcini Dennis W. DeConcini	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ John R. Horne John R. Horne	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ C. Michael Jacobi C. Michael Jacobi	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Thurgood Marshall, Jr. Thurgood Marshall, Jr.	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Charles L. Overby Charles L. Overby	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ John R. Prann, Jr. John R. Prann, Jr.	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Joseph V. Russell Joseph V. Russell	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Henri L. Wedell Henri L. Wedell	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 19, 2009.

CCA INTERNATIONAL, INC.

By:	/s/ John D. Ferguson
John D. Ferguson
Chief Executive Officer and President

SIGNATURE PAGE AND POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Todd J Mullenger (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President (Principal Executive Officer), Chairman of the Board of Directors and Director	May 19, 2009

/s/ Todd J Mullenger Todd J Mullenger	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) and Director	May 19, 2009

/s/ David M. Garfinkle David M. Garfinkle	Director	May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 19, 2009.

CCA PROPERTIES OF AMERICA, LLC

By: Corrections Corporation of America,
its sole member

By:	/s/ John D. Ferguson
John D. Ferguson
Chief Executive Officer

SIGNATURE PAGE AND POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Todd J Mullenger (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Manager and Chief Executive Officer (Principal Executive Officer) and Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ Todd J Mullenger Todd J Mullenger	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 19, 2009

/s/ William F. Andrews William F. Andrews	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ Donna M. Alvarado Donna M. Alvarado	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

Signature	Title	Date

/s/ Lucius E. Burch, III Lucius E. Burch, III	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ John D. Correnti John D. Correnti	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ Dennis W. DeConcini Dennis W. DeConcini	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ John R. Horne John R. Horne	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ C. Michael Jacobi C. Michael Jacobi	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ Thurgood Marshall, Jr. Thurgood Marshall, Jr.	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ Charles L. Overby Charles L. Overby	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ John R. Prann, Jr. John R. Prann, Jr.	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ Joseph V. Russell Joseph V. Russell	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

/s/ Henri L. Wedell Henri L. Wedell	Director of Corrections Corporation of America, the Sole Member of Registrant	May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 19, 2009.

CCA PROPERTIES OF ARIZONA, LLC

By: CCA Western Properties,
Inc., its sole member

By:	/s/ John D. Ferguson
John D. Ferguson
Chief Executive Officer

SIGNATURE PAGE AND POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Todd J Mullenger (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Manager and Chief Executive Officer (Principal Executive Officer) and Director of CCA Western Properties, Inc., the Sole Member of Registrant	May 19, 2009

/s/ Todd J Mullenger Todd J Mullenger	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) and Director of CCA Western Properties, Inc., the Sole Member of Registrant	May 19, 2009

/s/ David M. Garfinkle David M. Garfinkle	Director of CCA Western Properties, Inc., the Sole Member of Registrant	May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 19, 2009.

CCA PROPERTIES OF TENNESSEE, LLC

By: CCA of Tennessee, LLC,
its sole member

By: Corrections Corporation of America,
its sole member

By:	/s/ John D. Ferguson
John D. Ferguson
Chief Executive Officer

SIGNATURE PAGE AND POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Todd J Mullenger (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Manager and Chief Executive Officer (Principal Executive Officer) and Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Todd J Mullenger Todd J Mullenger	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 19, 2009

Signature	Title	Date

/s/ William F. Andrews William F. Andrews	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Donna M. Alvarado Donna M. Alvarado	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Lucius E. Burch, III Lucius E. Burch, III	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ John D. Correnti John D. Correnti	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Dennis W. DeConcini Dennis W. DeConcini	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ John R. Horne John R. Horne	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ C. Michael Jacobi C. Michael Jacobi	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Thurgood Marshall, Jr. Thurgood Marshall, Jr.	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Charles L. Overby Charles L. Overby	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ John R. Prann, Jr. John R. Prann, Jr.	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Joseph V. Russell Joseph V. Russell	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Henri L. Wedell Henri L. Wedell	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 19, 2009.

CCA WESTERN PROPERTIES, INC.

By:	/s/ John D. Ferguson
John D. Ferguson
Chief Executive Officer and Chairman of the
Board of Directors

SIGNATURE PAGE AND POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Todd J Mullenger (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors and Director	May 19, 2009

/s/ Todd J Mullenger Todd J Mullenger	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) and Director	May 19, 2009

/s/ David M. Garfinkle David M. Garfinkle	Director	May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 19, 2009.

PRISON REALTY MANAGEMENT, INC.

By:	/s/ John D. Ferguson
John D. Ferguson
Chief Executive Officer and President

SIGNATURE PAGE AND POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Todd J Mullenger (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President (Principal Executive Officer), Chairman of the Board of Directors and Director	May 19, 2009

/s/ Todd J Mullenger Todd J Mullenger	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) and Director	May 19, 2009

/s/ David M. Garfinkle David M. Garfinkle	Director	May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 19, 2009.

TECHNICAL AND BUSINESS INSTITUTE OF AMERICA, INC.

By:	/s/ John D. Ferguson
John D. Ferguson
Chief Executive Officer

SIGNATURE PAGE AND POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Todd J Mullenger (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President (Principal Executive Officer), Chairman of the Board of Directors and Director	May 19, 2009

/s/ Todd J Mullenger Todd J Mullenger	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) and Director	May 19, 2009

/s/ David M. Garfinkle David M. Garfinkle	Director	May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on May 19, 2009.

TRANSCOR AMERICA, LLC

By: CCA of Tennessee, LLC,
its sole member

By: Corrections Corporation of America,
its sole member

By:	/s/ John D. Ferguson
John D. Ferguson
Chief Executive Officer

SIGNATURE PAGE AND POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Todd J Mullenger (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Kennedy Steve Kennedy	Chief Manager and President (Principal Executive Officer)	May 19, 2009

/s/ Todd J Mullenger Todd J Mullenger	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 19, 2009

/s/ John D. Ferguson John D. Ferguson	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

Signature	Title	Date

/s/ William F. Andrews William F. Andrews	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Donna M. Alvarado Donna M. Alvarado	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Lucius E. Burch, III Lucius E. Burch, III	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ John D. Correnti John D. Correnti	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Dennis W. DeConcini Dennis W. DeConcini	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ John R. Horne John R. Horne	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ C. Michael Jacobi C. Michael Jacobi	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Thurgood Marshall, Jr. Thurgood Marshall, Jr.	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Charles L. Overby Charles L. Overby	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ John R. Prann, Jr. John R. Prann, Jr.	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Joseph V. Russell Joseph V. Russell	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

/s/ Henri L. Wedell Henri L. Wedell	Director of Corrections Corporation of America, the Sole Member of the Sole Member of Registrant	May 19, 2009

EXHIBIT INDEX

Exhibit
No.		Description

1	.1*	Form of Underwriting Agreement.
3.1		Amended and Restated Charter of the Company (restated for SEC filing purposes only) (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (SEC File no. 001-16109), filed with the SEC on February 27, 2008).
3.2		Fourth Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (SEC File no. 001-16109), filed with the SEC on December 13, 2007).
3.3		Articles of Organization of CCA Health Services, LLC.
3.4		Operating Agreement of CCA Health Services, LLC.
3.5		Certificate of Incorporation of CCA International, Inc. (incorporated by reference to Exhibit 3.12 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).
3.6		Bylaws of CCA International, Inc. (incorporated by reference to Exhibit 3.13 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).
3.7		Articles of Organization of CCA of Tennessee, LLC (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the SEC on April 26, 2005).
3.8		Operating Agreement of CCA of Tennessee, LLC (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the SEC on April 26, 2005).
3.9		Articles of Organization of CCA Properties of America, LLC (incorporated by reference to Exhibit 3.14 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on December 30, 2002).
3.10		Operating Agreement of CCA Properties of America, LLC (incorporated by reference to Exhibit 3.15 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on December 30, 2002).
3.11		Articles of Organization of CCA Properties of Arizona, LLC (incorporated by reference to Exhibit 3.16 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on December 30, 2002).
3.12		Operating Agreement of CCA Properties of Arizona, LLC (incorporated by reference to Exhibit 3.17 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on December 30, 2002).
3.13		Articles of Organization of CCA Properties of Tennessee, LLC (incorporated by reference to Exhibit 3.18 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on December 30, 2002).
3.14		Operating Agreement of CCA Properties of Tennessee, LLC (incorporated by reference to Exhibit 3.19 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on December 30, 2002).
3.15		Certificate of Incorporation of CCA Western Properties, Inc. (incorporated by reference to Exhibit 3.20 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the SEC on April 26, 2005).
3.16		Bylaws of CCA Western Properties, Inc. (incorporated by reference to Exhibit 3.21 to the Company’s Registration Statement on Form S-4 (Registration 333-124332) filed with the SEC on April 26, 2005).
3.17		Charter of Prison Realty Management, Inc. (incorporated by reference to Exhibit 3.6 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).
3.18		Bylaws of Prison Realty Management, Inc. (incorporated by reference to Exhibit 3.7 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).

Exhibit
No.		Description

3.19		Charter of Technical and Business Institute of America, Inc., as amended (incorporated by reference to Exhibit 3.8 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).
3.20		Bylaws of Technical and Business Institute of America, Inc. (incorporated by reference to Exhibit 3.9 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).
3.21		Articles of Organization of TransCor America, LLC (incorporated by reference to Exhibit 3.10 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).
3.22		Operating Agreement of TransCor America, LLC (incorporated by reference to Exhibit 3.11 to Amendment No. 1 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the SEC on September 4, 2002).
4.1		Indenture, dated as of January 23, 2006, by and among the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (SEC File no. 001-16109), filed with the SEC on January 24, 2006).
4	.2*	Form of Note.
5.1		Opinion of Bass, Berry & Sims PLC.
12.1		Statement regarding Computation of Ratios.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
24.1		Powers of Attorney (contained on signature pages of this Registration Statement).
25.1		Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee.

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.